Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin
Vice President and Treasurer
irelations@buckeye.com
(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS RECORD FINANCIAL RESULTS

FOR SECOND QUARTER 2015

Announces Increase in Cash Distribution

HOUSTON, July 31, 2015 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the second quarter of 2015.  Buckeye reported income from continuing operations for the second quarter of 2015 of $91.3 million compared to income from continuing operations for the second quarter of 2014 of $61.9 million.

Adjusted EBITDA (as defined below) from continuing operations for the second quarter of 2015 was $206.5 million, representing a record second quarter Adjusted EBITDA for Buckeye, compared to $150.8 million for the second quarter of 2014.

Income from continuing operations attributable to Buckeye’s unitholders was $0.71 per diluted unit for the second quarter of 2015 compared to $0.53 per diluted unit for the second quarter of 2014.  The diluted weighted average number of units outstanding in the second quarter of 2015 was 128.2 million compared to 116.7 million in the second quarter of 2014.

“I am pleased to report another quarter of record financial results, which demonstrate the benefits of our diversified portfolio of assets,” said Clark C. Smith, Chairman, President and Chief Executive Officer.  “Our Global Marine Terminals and Merchant Services segments drove significant improvement compared to the prior year.  Our commercial and operating teams were successful in improving utilization and driving rate increases at our Global Marine Terminals segment, which also benefited from incremental cash flows from our interest in Buckeye Texas Partners LLC. Our Merchant Services segment continues to deliver positive contributions as our disciplined business strategy to optimize asset utilization and reduce commodity risk allowed us to capitalize on favorable market conditions in the quarter.  In our Pipelines & Terminals segment, we continued to benefit from growth capital investments that have expanded our domestic terminals network and increased our terminal throughput growth by nearly 10% year over year. Additionally, we saw solid performance from our pipelines producing volume growth of nearly 4% compared to prior year.”

“We remain focused on the construction of the new condensate splitter as well as refrigerated LPG storage capacity at our Buckeye Texas Partners facilities.  We expect both of these projects to be operational in the third quarter of 2015.  Once operational, these assets are expected to generate significant incremental cash flows,” continued Mr. Smith.

Buckeye announced in June that one of its operating subsidiaries, Buckeye Pipe Line Company, L.P., reached a settlement with certain airlines resolving all complaints filed with the Federal Energy Regulatory Commission (“FERC”) by those airlines challenging the rates for transportation of jet fuel from New Jersey to the three New York City area airports and that the settlement had been submitted to FERC for approval.  “This settlement represents a positive resolution for Buckeye.  We expect FERC action on the settlement in the third quarter of 2015,” concluded Mr. Smith.

Distributable cash flow (as defined below) from continuing operations for the second quarter of 2015 was $144.9 million compared to $94.4 million for the second quarter of 2014.  Distribution coverage was 0.97 times for the second quarter of 2015.

Cash Distribution.  Buckeye also announced today that its general partner declared a cash distribution of $1.1625 per limited partner unit (“LP Unit”) for the quarter ended June 30, 2015.  The distribution will be payable on August 17, 2015 to unitholders of record on August 10, 2015.  This cash distribution represents a 4.5 percent increase over the $1.1125 per LP Unit distribution declared for the second quarter of 2014.  Buckeye has paid cash distributions in each quarter since its formation in 1986.

Conference Call.  Buckeye will host a conference call with members of executive management today, July 31, 2015, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://edge.media-server.com/m/p/v87xonj3 ten minutes prior to its start.  Interested parties may participate in the call by dialing 877-870-9226.  A replay will be archived and available at this link through September 30, 2015, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 83323662.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership and owns and operates a diversified network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, and marketing of liquid petroleum products.  Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered with approximately 6,000 miles of pipeline and more than 120 liquid petroleum products terminals with aggregate storage capacity of over 110 million barrels across our portfolio of pipelines, inland terminals and an integrated network of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean.  Buckeye has a controlling interest in a company with a vertically integrated system of marine midstream assets in Corpus Christi and the Eagle Ford play in Texas.  Buckeye’s flagship marine terminal, BORCO, is in The Bahamas and is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products.  Buckeye’s network of marine terminals enables it to facilitate global flows of crude oil, refined petroleum products, and other commodities, and to offer its customers connectivity to some of the world’s most important bulk storage and blending hubs.  Buckeye is also a wholesale distributor of refined petroleum products in areas served by its pipelines and terminals.  Finally, Buckeye also operates and/or maintains third-party pipelines under agreements with major oil and gas, petrochemical and chemical companies, and performs certain engineering and construction management services for third parties.  More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP.  Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities.  Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders.  Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations.  The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of liquid petroleum products, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) our inability to realize the expected benefits of the Buckeye Texas Partners transaction, and (xi) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

* * * * *

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product sales	$458,613	$1,492,697	$1,198,831	$3,170,439
Transportation, storage and other services	338,170	316,254	686,052	630,341
Total revenue	796,783	1,808,951	1,884,883	3,800,780

Costs and expenses:
Cost of product sales	448,534	1,510,043	1,166,073	3,175,422
Operating expenses	141,339	133,018	283,704	257,847
Depreciation and amortization	55,598	43,394	109,374	86,385
General and administrative	20,293	20,330	42,911	37,687
Total costs and expenses	665,764	1,706,785	1,602,062	3,557,341
Operating income	131,019	102,166	282,821	243,439

Other income (expense):
Earnings from equity investments	2,446	2,170	4,580	3,436
Interest and debt expense	(41,975)	(42,012)	(83,684)	(83,225)
Other income (expense)	77	(232)	110	(96)
Total other expense, net	(39,452)	(40,074)	(78,994)	(79,885)
Income from continuing operations before taxes	91,567	62,092	203,827	163,554
Income tax expense	(241)	(153)	(480)	(76)
Income from continuing operations	91,326	61,939	203,347	163,478
Loss from discontinued operations	—	(38,186)	(857)	(48,228)
Net income	91,326	23,753	202,490	115,250
Less: Net loss (income) attributable to noncontrolling interests	254	(733)	701	(1,762)
Net income attributable to Buckeye Partners, L.P.	$91,580	$23,020	$203,191	$113,488

Basic earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.72	$0.53	$1.60	$1.40
Discontinued operations	—	(0.33)	(0.01)	(0.42)
Total	$0.72	$0.20	$1.59	$0.98

Diluted earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.71	$0.53	$1.60	$1.39
Discontinued operations	—	(0.33)	(0.01)	(0.41)
Total	$0.71	$0.20	$1.59	$0.98

Weighted average units outstanding:
Basic	127,650	116,078	127,414	115,701
Diluted	128,198	116,652	127,904	116,226

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Pipelines & Terminals	$206,980	$218,624	$432,236	$437,163
Global Marine Terminals	124,590	90,791	245,574	179,560
Merchant Services	460,156	1,495,441	1,200,316	3,173,743
Development & Logistics	18,208	18,802	37,057	35,634
Intersegment	(13,151)	(14,707)	(30,300)	(25,320)
Total revenue	$796,783	$1,808,951	$1,884,883	$3,800,780

Total costs and expenses: (1)
Pipelines & Terminals	$126,352	$125,810	$248,362	$239,569
Global Marine Terminals	79,609	58,652	163,198	117,762
Merchant Services	459,257	1,523,740	1,192,562	3,200,013
Development & Logistics	13,697	13,290	28,240	25,317
Intersegment	(13,151)	(14,707)	(30,300)	(25,320)
Total costs and expenses	$665,764	$1,706,785	$1,602,062	$3,557,341

Depreciation and amortization:
Pipelines & Terminals	$20,235	$17,452	$37,510	$34,854
Global Marine Terminals	33,623	24,007	68,501	47,604
Merchant Services	1,308	1,507	2,504	3,012
Development & Logistics	432	428	859	915
Total depreciation and amortization	$55,598	$43,394	$109,374	$86,385

Operating income:
Pipelines & Terminals	$80,628	$92,814	$183,874	$197,594
Global Marine Terminals	44,981	32,139	82,376	61,798
Merchant Services	899	(28,299)	7,754	(26,270)
Development & Logistics	4,511	5,512	8,817	10,317
Total operating income	$131,019	$102,166	$282,821	$243,439

Adjusted EBITDA from continuing operations:
Pipelines & Terminals	$120,241	$115,679	$245,792	$242,399
Global Marine Terminals	78,705	55,559	153,123	109,262
Merchant Services	2,763	(26,169)	11,205	(23,036)
Development & Logistics	4,772	5,719	9,271	10,787
Adjusted EBITDA from continuing operations	$206,481	$150,788	$419,391	$339,412

Capital additions, net: (2)
Pipelines & Terminals	$53,038	$49,610	$99,471	$108,487
Global Marine Terminals	110,748	41,522	198,090	92,299
Merchant Services	302	67	417	100
Development & Logistics	302	362	436	441
Total segment capital additions, net	164,390	91,561	298,414	201,327
Natural Gas Storage disposal group	—	90	—	188
Total capital additions, net	$164,390	$91,651	$298,414	$201,515

Summary of capital additions, net: (2)
Maintenance capital expenditures	$23,584	$17,229	$43,014	$35,933
Expansion and cost reduction	140,806	74,422	255,400	165,582
Total capital additions, net	$164,390	$91,651	$298,414	$201,515

	June 30, 2015	December 31, 2014
Key Balance Sheet Information:
Cash and cash equivalents	$8,577	$8,208
Long-term debt, total (3)	3,574,555	3,388,986

(1) Includes depreciation and amortization.

(2) Amounts exclude accruals for capital expenditures.

(3) Includes long-term debt portion of Buckeye Partners L.P. Credit Facility of $185.0 million as of June 30, 2015.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	764.1	721.4	729.7	679.9
Jet fuel	374.0	340.4	355.5	323.1
Middle distillates (1)	308.9	326.2	361.0	374.7
Other products (2)	40.6	45.0	34.1	38.1
Total pipelines throughput	1,487.6	1,433.0	1,480.3	1,415.8
Terminals:
Products throughput	1,255.7	1,144.7	1,226.0	1,126.2

Pipeline average tariff (cents/bbl)	82.4	86.4	83.1	84.8

Global Marine Terminals (percent of capacity):
Average capacity utilization rate (3)	96%	82%	95%	84%

Merchant Services (in millions of gallons):
Sales volumes	247.7	538.5	672.4	1,107.5

(1)         Includes diesel fuel and heating oil.

(2)         Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

(3)         Represents the ratio of contracted capacity to capacity available to be contracted.  Based on total capacity (i.e., including out of service capacity), average capacity utilization rates are approximately 84% and 72% for the three months ended June 30, 2015 and 2014, respectively, and approximately 82% and 72% for the six months ended June 30, 2015 and 2014, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except coverage ratio)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Income from continuing operations	$91,326	$61,939	$203,347	$163,478
Less: Net loss (income) attributable to noncontrolling interests	254	(733)	701	(1,762)
Income from continuing operations attributable to Buckeye Partners, L.P.	91,580	61,206	204,048	161,716
Add: Interest and debt expense	41,975	42,012	83,684	83,225
Income tax expense	241	153	480	76
Depreciation and amortization (1)	55,598	43,394	109,374	86,385
Non-cash unit-based compensation expense	5,895	4,799	10,981	7,921
Acquisition and transition expense (2)	460	1,992	2,860	5,625
Litigation contingency accrual (3)	13,500	—	13,500	—
Less: Amortization of unfavorable storage contracts (4)	(2,768)	(2,768)	(5,536)	(5,536)
Adjusted EBITDA from continuing operations	$206,481	$150,788	$419,391	$339,412
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(37,760)	(39,073)	(75,253)	(77,346)
Income tax expense, excluding non-cash taxes	(241)	(153)	(480)	(76)
Maintenance capital expenditures (5)	(23,584)	(17,139)	(43,014)	(35,772)
Distributable cash flow from continuing operations	$144,896	$94,423	$300,644	$226,218

Distributions for coverage ratio (6)	$149,483	$129,815	$296,568	$257,981

Coverage ratio from continuing operations	0.97	0.73	1.01	0.88

(1)         Includes 100% of the depreciation and amortization expense of $10.8 million and $22.5 million for Buckeye Texas Partners LLC for the three and six months ended June 30, 2015.

(2)         Acquisition and transition expense consists of transaction costs, costs for transitional employees, and other employee and third party costs related to the integration of the acquired assets that are non-recurring in nature.

(3)         Represents an adjustment to the FERC litigation accrual.

(4)         Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.

(5)         Represents expenditures that maintain the operating, safety and/or earnings capacity of our existing assets.

(6)         Represents cash distributions declared for LP Units outstanding as of each respective period.  Amount for 2015 reflects actual cash distributions paid on LP Units for the quarter ended March 31, 2015 and estimated cash distributions for LP Units for the quarter ended June 30, 2015.